MILLER BUILDING SYSTEMS, INC.
                      58120 County Road 3 South
                          Elkhart, IN 46517


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          NOVEMBER 4, 1998


     The annual meeting of the stockholders of MILLER BUILDING SYSTEMS, INC. (the "Company") will be held at NBD Bank, 121 West Franklin Street, Elkhart, Indiana 46516, on Wednesday, November 4, 1998, at 10:00 a.m. local time, for the following purposes as described in the attached Proxy Statement.

     1. To elect three directors to the Company's Board of Directors to serve for a term of three years or until their successors are elected and qualify;

     2. To approve and ratify the Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year;

and to transact such other business as properly may come before the annual meeting or any adjournment or postponement thereof.

     Stockholders of record of the Company at the close of business on September 11, 1998, will be entitled to vote at the meeting.


     Please complete, sign and date your proxy card and return it promptly in the enclosed envelope.


                                        By order of the Board of Directors,



                                        Thomas J. Martini
                                        Secretary


Elkhart, Indiana
September 23, 1998










MILLER BUILDING SYSTEMS, INC.
58120 County Road 3 South
Elkhart, IN 46517

                            PROXY STATEMENT
                                  FOR
                     ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON
                            NOVEMBER 4, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on November 4, 1998.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the meeting or at any adjournment thereof.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

     The Company's Annual Report, including its Annual Report on Form 10-K for the fiscal year ended June 27, 1998, was mailed to each stockholder on or about September 23, 1998. This Proxy Statement and form of proxy were first mailed to stockholders on or about September 23, 1998.

     The Board of Directors recommends a vote FOR the election of all of the nominees for Director named in Proposal 1 and a vote FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants as discussed in Proposal 2.

                                 VOTING

     Stockholders of record on the books of the Company at the close of business on September 11, 1998, will be entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive office of the Company. The Company had outstanding on September 11, 1998, 3,312,021 shares of Common Stock. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

     The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company, and FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants. In the event any nominee for Director shall be unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of the proxy holders.

     The Company's By-Laws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote "against" the proposal. With respect to the election of Directors, the three nominees who receive the most votes will be elected.

              OWNERSHIP OF MILLER BUILDING SYSTEMS, INC.
                              COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of August 28, 1998, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the Directors and executive officers of the Company as a group.

                                                     Number of Shares of
     Name and Address of                                 Common Stock
     Beneficial Owner                               Beneficially Owned(1)

                                                  Shares         Percent
     Dimensional Fund Advisors, Inc.(2)
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401                     234,800           7.1

     Ronald L. Chez
     555 West Madison, Suite 3508, Tower I
     Chicago, IL  60661                          194,500           5.9

     Edward C. Craig
     c/o Miller Building Systems, Inc.
     58120 County Road 3 South
     Elkhart, IN  46517                          190,873           5.6

     David E. Downen                              41,700           1.3

     Steven F. Graver(3)                          58,912           1.8

     William P. Hall                              19,200            *

     Kenneth H. Granat(4)                        106,012           3.2

     Thomas J. Martini                             8,490            *

     Myron C. Noble                               16,000            *

     David H. Padden                              92,000           2.8

     Jeffrey C. Rubenstein                        53,166           1.6

     All directors and executive officers
     as a group (10 persons)                     590,336          17.8
     ____________________
     *         Indicates ownership of less than 1% of Common Stock.


(1) The number of shares listed includes 190,200 shares of Common Stock which may be acquired through the exercise of stock options within sixty days of August 28, 1998.

(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 234,800 shares of Company Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power with respect to 133,100 shares and sole dispositive power with respect to 234,800 shares. Persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and The DFA Investment Trust Company (the"Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and Trust, these persons vote 72,800 additional shares which are owned by the Fund and 28,900 shares which are owned by the Trust. These shares are included in the 234,800 shares with respect to which Dimensional has sole dispositive power.

(3) Does not include 145,600 shares which are owned by investment advisory clients of Graver, Bokhof, Goodwin & Sullivan ("GBGS"), as to which GBGS has sole voting and dispositive power. Mr. Graver is a General Partner of GBGS. Mr. Graver disclaims any beneficial interest in such shares.

(4) Includes 101,012 shares which are owned by Trigran Investments, L.P. ("Trigran"), of which Mr. Granat is a limited partner. Trigran has sole voting and dispositive power. Mr. Granat is an officer and director of Trigran Investments, Inc., which is a general partner of Trigran. Also includes 5,000 shares which are held in a trust, of which, Mr. Granat is the beneficiary. The trust is a partner in GT Partnership which has sole voting and dispositive power.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the Board of Directors shall consist of the number of directors to be determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors of the Company at eight. The Company's By-Laws provide that the Board of Directors shall be divided into three classes, each of which serves for three years, with one class being elected each year. Three directors are to be elected at the annual meeting to serve for a term of three years or until their successors are elected and qualify. The nominees for Director, all of whom are now serving as Directors of the Company, as well as the Continuing Directors are listed below together with certain biographical information. Except as otherwise indicated, each nominee for Director and each Continuing Director has been engaged in his present principal occupation for at least the past five years.

     The Board of Directors recommends a vote FOR the election of all of the nominees listed below.

Director Nominees

     DAVID E. DOWNEN, age 57, has been a Director of the Company since November 1986. Mr. Downen has been a Principal of Prairie Capital Services, Inc., an investment banking firm, since March 1993. Mr. Downen was Managing Director and Executive Vice President from March 1991 until December 1992 and Co-manager from October 1985 until February 1991 in the Corporate Finance Department of Kemper Securities Group, Inc. (formerly Blunt Ellis & Loewi Incorporated).

     KENNETH H. GRANAT, age 53, was elected a Director of the Company on August 28, 1998. Mr. Granat has been the Chairman of the Board of Directors of Langer Biomechanics Group since January 1995. Langer Biomechanics Group is a publically traded company on the NASDAQ Small Capitalization Exchange. Since 1987, Mr. Granat has been Chief Executive Officer of Active Screw & Fastener Company, an Elk Grove Village,Illinois company engaged in the full-line distribution of fasteners and related products with plants in Elk Grove Village, Illinois; Tucson, Arizona and Charlotte, North Carolina. Since 1991, he has been Vice President and aDirector of Trigran Investments, Inc., Deerfield, Illinois, the general partner and investment advisor for Trigran Investments, L.P. Mr. Granat holds a J.D. degree from the University of Illinois College of Law and a B.B.A. degree in business administration from the University of Michigan.

     WILLIAM P. HALL, age 75, has been a Director of the Company since October 1984. Mr. Hall has been retired since 1985 and is a part-time management consultant.

Continuing Directors

     EDWARD C. CRAIG, age 63, became the Chief Executive Officer of the Company and Vice Chairman of the Board of Directors of the Company effective July 3, 1994. Mr. Craig was elected President of the Company on August 11, 1994. From July 1991 until April 1994, Mr. Craig was President and Chief Executive Officer of IBG, a modular housing company. From April 1986 to July 1991, Mr. Craig was President of Ryland Building Systems, a division of Ryland Homes, Inc. Mr. Craig is a Director of Regional Building Systems.

     STEVEN F. GRAVER, age 46, has been a Director of the Company since April 1991 and was elected Chairman of the Board of Directors on August 11, 1994. Effective July 1, 1995, Graver, Bokhof & Goodwin ("GraverBokhof") became Graver, Bokhof, Goodwin & Sullivan ("GBGS"). GBGS is a subsidiary of the Optimum Group which has over $800 million in assets under management. Mr. Graver is President and Chief Portfolio Manager of the Optimum Group. In July 1991, GraverReich & Company, an investment management firm founded by Mr. Graver ("GraverReich"), merged with GraverBokhof, an investment management firm, and Mr. Graver became a General Partner of GraverBokhof. From December 1986 until July 1991, Mr. Graver was the President and Chief Executive Officer, and Executive Vice President from February 1981 until November 1986 of GraverReich.

     MYRON C. NOBLE, age 60, has been a Director of the Company since April 1995. Mr. Noble is the President of PiRod, Inc. which he founded in 1973. PiRod, Inc. is a manufacturer of telecommunication structures.

     DAVID H. PADDEN, age 70, has been a Director of the Company since April 1983. Mr. Padden has been President of Padden & Co., Inc., a municipal bond dealer based in Chicago, since 1963.

     JEFFREY C. RUBENSTEIN, age 56, has been a Director of the Company since April 1983. Mr. Rubenstein has been a principal of the law firm of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. since June 1991. From March 1989 until May 1991, Mr. Rubenstein was of counsel to the law firm of Sachnoff & Weaver, Ltd, an Illinois professional corporation. From March 1988 until January 1989, Mr. Rubenstein was President of Medical Management of America, Inc., a management services company for health care providers. From November 1966 until March 1988, Mr. Rubenstein was a principal of the law firm Sachnoff, Weaver & Rubenstein, Ltd. Mr. Rubenstein is a director of Home Products International, Inc., Vita Food Products, Inc. and a number of privately held firms.

Additional Information Concerning Board of Directors

     Compensation of Directors. The Chairman of the Board of Directors receives an annual fee of $30,000 while the other Directors who are not employees of the Company receive an annual fee of $4,000. The Chairman and each non-employee Director also receive a fee of $1,000 for each Board meeting attended and $100 for committee meetings attended on the same day as a meeting of the Board of Directors and $250 for committee meetings attended on other days. The Chairman and each non-employee Director also receive reimbursement of reasonable expenses relating to attendance at meetings. Directors who are full-time employees of the Company receive no fees for service on the Board of Directors.

     Audit Committee. The Audit Committee consists of three Directors. It is the responsibility of the Audit Committee to recommend each year to the Board of Directors independent accountants to audit the financial statements of the Company, and to oversee the activities of the independent accountants including the scope of the audit, any non-audit related assignments, fees, independence of the accountants, results of the audit and the effectiveness of the Company's internal accounting controls. The Audit Committee met two times in the 1998 fiscal year. Members of the Audit Committee are David E. Downen (Chairman), Steven F. Graver and Jeffrey C. Rubenstein.

     Compensation Committee. The Compensation Committee consists of three Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to the salaries, incentive compensation and related benefits of officers and employees of the Company and administer the Company's stock option plans. The Compensation Committee met two times in the 1998 fiscal year. Members of the Compensation Committee are William P. Hall (Chairman), David E. Downen, and David H. Padden.

     Nominating Committee. The Nominating Committee was formed on August 18, 1998, comprised of Edward C. Craig (Chairman), Steven F. Graver, and Jeffrey C. Rubenstein, with the objective of recommending directors for election at the annual meeting of stockholders. The Nominating Committee is not a standing committee but was formed by action of the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Stockholders desiring to recommend a nominee should make such recommendation in writing, stating the name, address and principal business occupation of the nominee for the last five (5) years, and mail such recommendation to the Company's principal office at 58120 County Road 3 South, Elkhart, Indiana 46517, by April 20 of each year. The Nominating Committee met one time during the 1998 fiscal year.

     Attendance at Meetings. The Board of Directors held seven meetings during the 1998 fiscal year. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

PROPOSAL NO. 2:
APPROVAL AND RATIFICATION OF
APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval of the stockholders, the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, certified public accountants, as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the 1999 fiscal year. The stockholders will be asked at the meeting to approve and ratify such appointment.

     The Board of Directors recommends a vote FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year.

                    COMPENSATION OF EXECUTIVE OFFICERS

     The following table set forth information concerning the compensation of the Chief Executive Officer and each other executive officer of the Company whose aggregate compensation for services in all capacities rendered during the fiscal year ended June 27, 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

Summary Compensation Table

                                   Annual Compensation   Long-Term Compensation
                                                                 Awards
                                                           Securities Underlying
Name and Principal Position  Year  Salary ($) Bonus ($)        Options (#)

Edward C. Craig,             1998   $200,000   $20,000           175,000
Chief Executive Officer      1997    175,000    81,543              -
                             1996    150,000    39,229            30,000

Thomas J. Martini            1998     85.077    25,500             4,000
Vice President of Finance    1997     80,385    37,456             2,000
Secretary and Treasurer      1996     76,385    19,976             6,000


Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

     The following table provides information on option exercises in fiscal 1998 by the Named Executive Officers and the value of such Named Executive Officer's unexercised options at June 27, 1998.

            Shares               Number of Securities      Value of Unexercised
           Acquired             Underlying Unexercised         In-the-Money
              on      Value       Options/SARs at          Options/SARs at
           Exercise Realized   June 27, 1998 (#)(2)      June 27, 1998 ($)(3)
Name         (#)     ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
Edward
C. Craig    80,000  $466,250    25,000      205,000      $151,575     $222,540

Thomas J.
Martini      3,000    18,825     1,600       11,600         6,201       40,306

(1) Value realized is calculated by subtracting the exercise price of each option exercised from the market value of shares of Common Stock underlying each option at the exercise date. The value realized does not necessarily indicate that the optionee sold such shares.

(2) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(3) Value is calculated by subtracting the exercise price of each option from the market value of the shares of Common Stock underlying each option at fiscal year-end. Fair market value is calculated based on the average high and low "sales" price of shares of the Common Stock as reported on the National Market on that date of $10.06 per share. There is no guarantee that if and when these options are exercised they will have this value.

Option/SAR Grants in Last Fiscal Year

     The following table provides information on option grants in fiscal 1998 to the Named Executive Officers.

                                                            Potential Realizable
                                                              Value at Assumed
                                                           Annual Rates of Stock
                                                            Price Appreciation
                            Individual Grants                for Option Term (1)
                         Percentage
            Number of     of Total
           Securities   Options/SARs
           Underlying    Granted to   Exercise
          Options/SARs  Employees in    Price   Expiration
Name       Granted(#)  Fiscal Year(2) ($/Share)  Date (3)   5% ($)    10% ($)
Edward       50,000        17.2%       $ 9.25   10/27/2007 $290,864 $  737,106
C. Craig     50,000        17.2         10.25   10/27/2007  322,308    816,793
             75,000        25.7         11.25   10/27/2007  530,630  1,344,720

Thomas J.     2,000          .7          8.25   12/17/2003    5,612     12,731
Martini       2,000          .7         9.938   05/06/2004    6,759     15,335

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing 291,500 shares to employees in fiscal 1998.

(3) The options become exercisable over a six-year period which commenced on October 27, 1997.

                          Employment Agreement

     On October 22, 1997, the Company amended the Employment Agreement with Mr. Craig dated as of February 29, 1996 (collectively, the "Craig Agreement"). The existing Craig Agreement provides that Mr. Craig shall be employed by the Company as its Chief Executive Officer and President for the period commencing on July 1, 1997 until and including June 30, 1999 ("Term"), at an annual base salary of $200,000 ("Base Salary"). For a two-year period from July 1, 1999 and continuing through June 30, 2001, Mr. Craig will serve as the Company's Chairman of the Board and Chief Executive Officer. For a period of two years, commencing July 1, 2001 and continuing through June 30, 2003, Mr. Craig will serve as an independent consultant to the Company and shall perform such duties to be determined by the Board of Directors.

     In addition to the base salary, for each fiscal year during the term, the Company shall pay a bonus ("Bonus") to Mr. Craig, predicated on the Company's consolidated publicly reported pre-tax profits generated from continuing operations (and excluding non-recurring gains, profits and losses) ("Pre-Tax Profits"). The bonus shall be computed each fiscal year as part of the Executive Bonus Program.

     Mr. Craig also received stock options covering a total of 175,000 shares of Common Stock, which vest over a three year period and are exercisable at $9.25, $10.25 and $11.25 per share.

     If Mr. Craig becomes disabled or dies during the Term, Mr. Craig or his estate will continue to be compensated at his then existing Base Salary for a period of twelve months after inception of the disability, his date of death, or until the expiration of the Term, whichever occurs earlier.

     The Craig Agreement also contains a provision prohibiting Mr. Craig from disclosing unauthorized confidential information, as defined, to third parties.

Report of the Compensation Committee on Executive Compensation

     It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to salaries, cash bonus incentives and stock options. The Compensation Committee's determination as to how and in what amount to compensate each executive officer is based upon three Company policies. The first policy is to pay executives competitively to attract, retain and motivate a high-quality senior management team. The second policy is to link compensation to the attainment by each executive officer of individual performance objectives. The third policy is to encourage a performance oriented environment by linking the financial interests of executive officers with stockholder value.

     Base Salary. The Compensation Committee's determination of each executive officer's base salary is designed to satisfy the policy of paying executive officers competitively to attract, retain and motivate a high-quality senior management team. The base salary of each executive officer is determined by the following factors including, but not limited to, the individual's level of responsibility, and base salaries paid by companies of a similar size, type and geographic location.

     Bonuses. The Compensation Committee's determination of each executive officer's bonus is designed to satisfy the policy of linking compensation to the attainment by each executive officer of individual performance and group performance objectives. Each executive officer is entitled to a bonus based upon pre-tax earnings from continuing operations (excluding non-recurring gains, profits, and losses) for the Company as a whole.

     Stock Options. The granting of stock options is designed to encourage a performance-oriented environment by linking the financial interests of executive officers with stockholder value. The stock options are granted pursuant to the provisions of the 1997 Stock Option Plan, 1994 Stock Option Plan and 1991 Stock Option Plan.

     Compensation of the Chief Executive Officer. The compensation for Edward Craig, Chief Executive Officer, is determined under the terms of his Employment Agreement. His compensation consisted of a base salary in the amount of $200,000 plus a bonus based on pre-tax profits generated from continuing operations (excluding non-recurring gains, profits, and losses) ("Pre-Tax Profits") of the Company. The bonus is equal to a percentage of base salary when Pre-Tax Profits reach certain thresholds. The bonus threshold begins when Pre-Tax Profits reach $1,500,000 and linearly escalates to 10% of base salary at Pre-Tax Profits of $2,000,000; then linearly escalates to 20% of base salary at Pre-Tax Profits of $2,500,000; then linearly escalates to 30% of base salary at Pre-Tax Profits of $3,000,000, then linearly escalates to 50% of base salary at Pre-Tax Profits of $3,500,000. The maximum bonus is 50% of base salary. The terms of Mr. Craig's current Employment Agreement dated February 29, 1996 and the Amendment to the Employment Agreement dated October 22, 1997 are described in "Employment Agreement."

                              Compensation Committee of the Board of Directors

                                        William P. Hall
                                        David E. Downen
                                        David H. Padden


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding reports and the Performance Graph included in "Company Performance" shall not be incorporated by reference into any such filing.

Company Performance

     The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the NASDAQ Stock Market (U.S.) and a Company constructed industry peer group index.

                     Comparative Five-Year Returns*
 Miller Building Systems, Inc., NASDAQ Stock Market (U.S.), Peer Group

                 (Performance results through 6/30/98)

                                 1993    1994    1995    1996    1997    1998

Miller Building Systems, Inc.  $100.00 $103.85 $ 92.31 $196.15 $246.15 $276.92

NASDAQ U.S.                     100.00  100.96  134.77  173.03  210.38  277.69

PEER GROUP                      100.00  115.50  162.31  247.08  254.02  365.66


     A $100 investment made on June 30, 1993, and reinvestment of all dividends is assumed. Returns are at June 30 of each year. The Company constructed industry peer group consists of Modtech, Inc., NCI Building Systems, Inc. and Butler Manufacturing Company. Each company's stock performance is weighted by its relative market capitalization.

* Cumulative total return assumes reinvestment of dividends.
                      INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accounting firm for the year ended
June 27, 1998, was PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

                         STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 1999 annual meeting of the Company's stockholders must be received at the principal executive office of the Company by April 20, 1999, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.


                             OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

                                   By order of the Board of Directors



                                   Thomas J. Martini
                                   Secretary
September 23, 1998


Proxy Card                                                           Proxy Card
                      MILLER BUILDING SYSTEMS, INC.

         This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on November 4, 1998

The undersigned appoints Edward C. Craig and David H. Padden, jointly and severally, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Miller Building Systems, Inc., to be held on November 4, 1998 at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions and in the discretion of the named proxies upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. If no direction is made, this Proxy will be voted FOR the election of Directors and for the appointment of PricewaterhouseCoopers LLP as independent accountants.

The Board of Directors recommends a vote FOR the election of Directors and FOR the appointment of PricewaterhouseCoopers LLP as independent accountants.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

               (Continued and to be signed on reverse side.)

                       Miller Building Systems, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



                                                                         For All
1. Election of three nominees to the Board of Directors   For  Withheld  Except
   to serve for a term of three years or until their successors are elected and qualify.

        NOMINEES:  David E. Downen, Kenneth H. Granat
                   and William P. Hall

    (Except nominees written above.)

2. To approve and ratify the Director's appointment      For  Against  Abstain
   of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year.


                                  The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

                                        Dated                           , 1998


                                  Signature(s)


                                  Please sign exactly as your name appears.
                                  Joint owners should each sign personally.
                                  Where applicable, indicate your official position or representation capacity.